UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 1.02 Termination of a Material Definitive Agreement

Aptevo Research and Development LLC (“Aptevo R&D”), a subsidiary of Aptevo Therapeutics, Inc. (the “Company”), and MorphoSys AG (“MorphoSys”), are parties to that certain License and Co-Development Agreement, dated as of August 19, 2014, as amended by that certain (i) First Amendment, effective as of July 8, 2015, (ii) Second Amendment, effective as of December 7, 2015, (iii) Third Amendment, effective as of December 8, 2016 and (iv) Fourth Amendment effective as of June 19, 2017 (collectively referred to as the “Collaboration Agreement”) pursuant to which Aptevo R&D and MorphoSys agreed to the joint worldwide development and commercialization of MOR209/ES414, a targeted immunotherapeutic for the treatment of metastatic castration resistant prostate cancer (mCRPC).  Effective August 31, 2017, MorphoSys terminated the Collaboration Agreement.

In accordance with the initial terms of the Collaboration Agreement, the Company received a nonrefundable $20.0 million upfront payment, a $5.0 million milestone payment and could have received up to $163.0 million in additional contingent payments, comprised of up to $80.0 million and up to $83.0 million, respectively, due upon the achievement of specified development and regulatory milestones. MorphoSys and the Company agreed to jointly fund further development of MOR209/ES414, with the Company responsible for 36% of the total development costs and MorphoSys responsible for the remainder, with the Company’s funding requirement capped at $186.0 million. The Company’s development effort included the performance of non-clinical, clinical, manufacturing and regulatory activities. The Company retained commercialization rights in the United States and Canada, with a tiered royalty obligation to MorphoSys, ranging from mid-single digit up to 20% of sales. MorphoSys had worldwide commercialization rights excluding the United States and Canada, with a low single digit royalty obligation to the Company. Upon termination of the Agreement, the Company regains worldwide commercialization rights.

In December 2015, the Company and MorphoSys amended the Collaboration Agreement to (1) decrease the additional contingent payments due to the Company upon the achievement of specified development and regulatory milestones of up to $32.5 million and up to $41.5 million, respectively, (2) change the total funding requirement cap for the Company to up to approximately $250 million and (3) change the jointly funded development cost allocation. In December 2016, the Collaboration Agreement was further amended to adjust the allocation of certain manufacturing and development costs and extend MorphoSys’s convenience termination rights. In June 2017, the Collaboration Agreement was further amended to extend the periods pertaining to the development costs. Under the amendment, the Company bore 75% of all development costs with respect to MOR209/ES414, and MorphoSys bore 25% of such costs, during the period from January 1, 2017 through August 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: August 31, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel